Exhibit 4.3

THIS IS AN IMPORTANT LETTER WHICH SETS OUT THE TERMS AND CONDITIONS OF YOUR GROUP OVERDRAFT FACILITY. PLEASE NOTE THAT OVERDRAFTS ARE REPAYABLE ON DEMAND. WE RECOMMEND THAT YOU TAKE INDEPENDENT LEGAL ADVICE IF YOU HAVE ANY DOUBTS REGARDING THE TERMS AND CONDITIONS OF THE FACILITY.

West Midlands Corporate Office
Date: 30 August 2006 Private & Confidential	Address:5th Floor 2 St Philips Place Birmingham B3 2RB Telephone:0121 262 7426

UAG UK Holdings Limited Company Number 4334322 Woodcote House Harcourt Way Meridian Business Park Leicester LE19 1WE

Dear Sirs

Group Overdraft Facility

Group Overdraft Limit:	£20,000,000 plus the Seasonal Excess from time to time

Seasonal Excess:	an additional £10,000,000 to be made available during the Seasonal Excess Periods

Seasonal Excess Periods:	a maximum period of 6 continuous weeks commencing between:-

•	1 March to 30 April in each year

•	1 September to 31 October in each year

Gross Limit: £150,000,000

Facility Accounts: The accounts listed in Schedule 2 attached or as amended from time to time pursuant to Clause 10.4

Creditor Account:	account number 83639446 in name of UAG UK Holdings Limited at City of London Office (sorting code 60 00 01)

or as amended from time to time pursuant to Clause 10.4

Subsidiaries:	The companies listed in the Schedule 1 attached

I write to advise the terms and conditions upon which The Royal Bank of Scotland plc (“RBS”) acting as agent for National Westminster Bank Plc is willing to make available to you and the Subsidiaries a group overdraft facility (the “facility") on the above Facility Accounts for the purpose of your and the Subsidiaries’ respective businesses. For the purposes of this letter, National Westminster Bank Plc shall be referred to as the “Bank” (which expression means its successors and assigns).

1	Group Limits

1.1	The facility will allow the Subsidiaries to overdraw the Facility Accounts up to the Group Overdraft Limit detailed above.

1.2	For the purposes of calculating the utilisation of the facility, the aggregate of the cleared creditor balances on the Facility Accounts and the Creditor Account will be netted against the aggregate of the cleared debtor balances on the Facility Accounts.

1.3	The aggregate of the cleared debtor balances on the Facility Accounts must not at any time exceed the Gross Limit.

1.4	The Bank may decline to pay a cheque (or allow any other payment or withdrawal) from any Facility Account (whether in credit or debit) which would result in either the Group Overdraft Limit or the Gross Limit being exceeded. This may mean that you or any of the Subsidiaries may not be able to draw on a credit balance on a Facility Account or the Creditor Account as a result of a debit balance on another Facility Account. You and the Subsidiaries should liaise with each other to ensure that these arrangements do not have an adverse effect on the operations of each Facility Account and the Creditor Account.

1.5	If the Bank does pay a cheque (or allows any other payment or withdrawal) resulting in either the Group Overdraft Limit or the Gross Limit being exceeded it will not mean that the relevant Limit has changed or that the Bank will agree to pay any other cheque (or allow any other payment or withdrawal) which would have that effect.

1.6	The Bank may disregard any uncleared credits for the purposes of calculating the utilisation of the facility (and any interest payable) and compliance with the Gross Limit. If however the Bank does pay a cheque (or allows any other payment or withdrawal) against uncleared credits this does not mean that it is bound to do so at other times.

2	Creditor Account

2.1	The Creditor Account should remain in credit at all times and the Bank may decline to pay a cheque (or allow any other payment or withdrawal) which could result in a cleared debtor balance. If the Bank does pay a cheque (or allows any other payment or withdrawal) resulting in a cleared debtor balance it will not mean that a borrowing facility has been established or that the Bank will agree to pay any other cheque (or allow any other payment or withdrawal) which would have the same effect.

3	Preconditions

3.1	The Bank will not be obliged to make the facility available until the following conditions have been met:-

(a)	any security required in terms of Clause 8 of this letter has been valued and completed to the Bank’s satisfaction; and

(b)	you and the Subsidiaries have accepted the facility on the terms and conditions set out in this letter by returning the duplicate of this letter with the acknowledgement duly signed, within 28 days of the date of this letter.

4	Availability

4.1	The facility is repayable upon demand in accordance with normal banking practice and the facility can be unconditionally cancelled by the Bank at any time.

4.2	Subject to the Bank’s rights under Clause 4.1 the facility will be available until notification to you by the Bank of its intention to cancel the facility. Without prejudice to the Bank’s rights under this Clause the facility will be subject to review on at least an annual basis.

4.3	The Bank will always give notification of its intention to place a restriction on the ability of you and the Subsidiaries to make drawings on the facility.

4.4	You may at any time advise us in writing that the facility is no longer required.

5	Set Off, Retention and Appropriation

5.1	In addition to any other rights to which it may be entitled, including rights under any guarantee or security, the Bank may retain, set off or appropriate any credit balances (whether current or not yet due) either on the Facility Accounts or any other accounts you or the Subsidiaries may have with the Bank against any debit balances on the Facility Accounts, liabilities of you or the Subsidiaries under any guarantees granted by you or the Subsidiaries in connection with the facility, or any other obligations you or the Subsidiaries may owe to the Bank whether present, future, actual or contingent.

5.2	The Bank may exercise any of these rights without prior notice both before and after demand and in so doing may convert to Sterling at the prevailing market rate of exchange any balance which is in a currency other than Sterling.

6	Interest

6.1	Interest will be charged by the Bank as follows:-

(a)	on that part of the aggregate of the cleared debtor balances on the Facility Accounts equal to the aggregate of the cleared creditor balances on the Facility Accounts and the Creditor Account, at 0% per annum;

(b)	on that part of the aggregate of the cleared debtor balances on the Facility Accounts in excess of the aggregate of the cleared creditor balances on the Facility Accounts and the Creditor Account up to the Group Overdraft Limit at 1% per annum over the Bank’s Base Rate; and

(c)	on that part of the aggregate of the cleared debtor balances on the Facility Accounts in excess of the aggregate of the cleared creditor balances on the Facility Accounts and the Creditor Account over the Group Overdraft Limit at 3% per annum over the Bank’s Base Rate.

6.2	The Bank’s Base Rate as at 30 August 2006 was 4.75% per annum. Changes to the Bank’s Base Rate may be made at any time and with immediate effect, such changes being advised by way of press notice.

6.3	Such interest will be calculated both before and after demand, decree or judgment on a daily basis and debited by the Bank to Facility Account number 36037443 quarterly on the final business day of March, June, September and December (or such other dates as the Bank may advise from time to time).

7	Costs

7.1	Whilst no arrangement fee is payable on this occasion, you and the Subsidiaries will be jointly and severally responsible for paying any costs incurred by the Bank in connection with the facility whether as a result of you or the Subsidiaries breaking the terms of the facility or not. These costs will include (but not be limited to) costs of taking and discharging any security; taking steps, including court action, to obtain payment; enforcing and/or preserving the Bank’s rights under any security held for the facility; tracing you or the Subsidiaries if you or the Subsidiaries change address without notice and communicating with you or the Subsidiaries if you or the Subsidiaries break the terms of the facility. If such costs remain unpaid then they may be debited by the Bank to any of the Facility Accounts.

7.2	Fees may be payable from time to time in respect of the Bank reviewing the operation and ongoing availability of the facility and you will be advised by the Bank at least 14 days in advance of any such fee being payable.

8	Security

8.1	The facility will be secured by the following:-

(a)	the existing available security held by the Bank as follows:-

(i)	Debentures by and an Unlimited Inter Company Guarantee with Accession between Sytner Group Limited, United Auto Group UK Limited, Aston Green Limited, Sytner Cars Limited, Guy Salmon Jaguar Limited, Sytner Limited, Prophets Garage Limited, Sytner Holdings Limited, Yarnolds of Stratford Limited, Goodman Leeds Limited, Kings Motors Limited, R Stratton & Co Ltd., R Stratton (Knutsford) Limited, Hughenden Motor Company Limited, Hallamshire Motor Company Limited, Sytner Sheffield Limited, Cruickshank Motors Limited, Graypaul Motors Limited, Sytner Finance Limited, Guy Salmon Highgate Limited, Sytner London Limited, Sytner of Leicester Limited, Sytner Coventry Limited, William Jacks Limited, William Jacks Properties Limited, Ascot Garage Co.Limited, F.W. Mays & Co. Limited, Sandridge Limited, W. A. Hatfield Limited, Prophets (Gerrards Cross) Limited and Pearlshadow Limited (as amended from time to time);

(ii)	a Downstream Guarantee by you in favour of the Subsidiaries, Sandridge Limited, W. A. Hatfield Limited, Prophets (Gerrards Cross) Limited and Pearlshadow Limited;

(iii)	a Debenture by you;

(b)	Security in the Bank’s preferred form as follows:-

(i)	Debentures by William Jacks Limited, William Jacks Properties Limited, Ascot Garage Co.Limited and F.W. Mays & Co. Limited; and

(ii)	Accession Agreements to the Unlimited Inter Company Guarantee with Accession referred to in Clause 8.1(a) by William Jacks Limited, William Jacks Properties Limited, Ascot Garage Co.Limited and F.W. Mays & Co. Limited; and

(c)	all further available security which the Bank may in future obtain.

8.2	Any additional security will require to be granted in the Bank’s preferred form. The value of the security will be reviewed regularly and, without prejudice to its overriding right to call for repayment on demand, the Bank may seek additional security if there is a significant drop in the value of the security held.

9	Financial Information

9.1	To enable the Bank to monitor the facility you will provide:-

(a)	as soon as they become available but in any event not later than 31 October in each year, your audited financial statements and the audited financial statements of the Subsidiaries and the consolidated audited financial statements of UAG UK Holdings Limited for your previous financial year;

(b)	as soon as they become available but in any event within 30 days after the end of the financial period to which they relate and in a format acceptable to the Bank, your monthly management accounts and the monthly consolidated management accounts of UAG UK Holdings Limited incorporating balance sheet and profit and loss account;

(c)	promptly, all notices or other documents sent by you and the Subsidiaries to your respective shareholders and/or creditors; and

(d)	promptly, such further information regarding your and/or the Subsidiaries’ financial condition and operations as the Bank may reasonably request.

9.2	All accounts and other financial information provided to the Bank will be prepared consistently and in accordance with generally accepted accounting standards.

10	Miscellaneous

10.1	The Bank may debit any of the Facility Accounts in accordance with the terms of Clauses 6 and 7 of this letter even if it results in the Group Overdraft Limit or the Gross Limit being exceeded.

10.2	These terms and conditions will not be affected in any way by any of the Facility Accounts or the Creditor Account being allocated another account number by the Bank or being transferred to another branch, office or department of the Bank.

10.3	The Bank may change any of these terms and conditions by giving at least 30 days’ written notice to you.

10.4	Any requests for the addition (or removal) of Facility Accounts and/or Creditor Accounts to/from the facility must be in writing, will be at the Bank’s sole discretion and may be subject to these terms and conditions being suitably amended to the Bank’s satisfaction.

10.5	RBS may act as agent for the Bank in connection with the administration of the facility.

Please indicate acceptance of the above terms and conditions by arranging for the acknowledgement on the duplicate of this letter to be signed and returned to me. The Bank will not be obliged to provide the facility until the acknowledgement on the duplicate of this letter has been returned duly signed.

The Bank may, at its option, treat any usage of the facility as acceptance (without amendment) of the terms and conditions of this letter.

Please do not hesitate to contact me if you require clarification of any of the above terms and conditions.

Yours faithfully

For and on behalf of RBS acting as agent for the Bank

/s/ Jason Necker

Jason Necker
Relationship Director

Having decided that the proposed facility is appropriate and in their best interests the undernoted signatories hereby accept the overdraft facility on the above terms and conditions.

For and on behalf of UAG UK Holdings Limited

Signature/s	/s/ Mark Carpenter	Date/s 31st August 2006

	......................................................	...........................................

For and on behalf of United Auto Group UK Limited

Signature/s	/s/ Mark Carpenter	Date/s 31st August 2006

	......................................................	...........................................

For and on behalf of Aston Green Limited

Signature/s	/s/ Mark Carpenter	Date/s 31st August 2006

	......................................................	...........................................

For and on behalf of Sytner Cars Limited

Signature/s	/s/ Mark Carpenter	Date/s 31st August 2006

	......................................................	...........................................

For and on behalf of Guy Salmon Jaguar Limited

Signature/s	/s/ Mark Carpenter	Date/s 31st August 2006

	......................................................	...........................................

For and on behalf of Sytner Limited

Signature/s	/s/ Mark Carpenter	Date/s 31st August 2006

	......................................................	...........................................

For and on behalf of Prophets Garage Limited

Signature/s	/s/ Mark Carpenter	Date/s 31st August 2006

	......................................................	...........................................

For and on behalf of Sytner Holdings Limited

Signature/s	/s/ Mark Carpenter	Date/s 31st August 2006

	......................................................	...........................................

For and on behalf of Yarnolds of Stratford Limited

Signature/s	/s/ Mark Carpenter	Date/s 31st August 2006

	......................................................	...........................................

For and on behalf of Goodman Leeds Limited

Signature/s	/s/ Mark Carpenter	Date/s 31st August 2006

	......................................................	...........................................

For and on behalf of Kings Motors Limited

Signature/s	/s/ Mark Carpenter	Date/s 31st August 2006

	......................................................	...........................................

For and on behalf of R Stratton & Co Ltd.

Signature/s	/s/ Mark Carpenter	Date/s 31st August 2006

	......................................................	...........................................

For and on behalf of R Stratton (Knutsford) Limited

Signature/s	/s/ Mark Carpenter	Date/s 31st August 2006

	......................................................	...........................................

For and on behalf of Hughenden Motor Company Limited

Signature/s	/s/ Mark Carpenter	Date/s 31st August 2006

	......................................................	...........................................

For and on behalf of Hallamshire Motor Company Limited

Signature/s	/s/ Mark Carpenter	Date/s 31st August 2006

	......................................................	...........................................

For and on behalf of Sytner Sheffield Limited

Signature/s	/s/ Mark Carpenter	Date/s 31st August 2006

	......................................................	...........................................

For and on behalf of Sytner Group Limited

Signature/s	/s/ Mark Carpenter	Date/s 31st August 2006

	......................................................	...........................................

For and on behalf of Cruickshank Motors Limited

Signature/s	/s/ Mark Carpenter	Date/s 31st August 2006

	......................................................	...........................................

For and on behalf of Graypaul Motors Limited

Signature/s	/s/ Mark Carpenter	Date/s 31st August 2006

	......................................................	...........................................

For and on behalf of Sytner Finance Limited

Signature/s	/s/ Mark Carpenter	Date/s 31st August 2006

	......................................................	...........................................

For and on behalf of Guy Salmon Highgate Limited

Signature/s	/s/ Mark Carpenter	Date/s 31st August 2006

	......................................................	...........................................

For and on behalf of Sytner London Limited

Signature/s	/s/ Mark Carpenter	Date/s 31st August 2006

	......................................................	...........................................

For and on behalf of Sytner of Leicester Limited

Signature/s	/s/ Mark Carpenter	Date/s 31st August 2006

	......................................................	...........................................

For and on behalf of Sytner Coventry Limited

Signature/s	/s/ Mark Carpenter	Date/s 31st August 2006

	......................................................	...........................................

For and on behalf of Ascot Garage Co.Limited

Signature/s	/s/ Mark Carpenter	Date/s 31st August 2006

...................................................... ...........................................

For and on behalf of F.W. Mays & Co. Limited

Signature/s	/s/ Mark Carpenter	Date/s 31st August 2006

...................................................... ............................................

65083v3/CCD/LB/NWWMID

SCHEDULE 1

Subsidiaries
Name	Company Number
United Auto Group UK Limited	4334321

Aston Green Limited	2855932

Sytner Cars Limited	2832086

Guy Salmon Jaguar Limited	3574418

Sytner Limited	813696

Prophets Garage Limited	1630936

Sytner Holdings Limited	2681878

Yarnolds of Stratford Limited	2014007

Goodman Leeds Limited	3097514

Kings Motors Limited	2574707

R Stratton & Co Ltd.	2696872

R Stratton (Knutsford) Limited	3493567

Hughenden Motor Company Limited	2303704

Hallamshire Motor Company Limited	2992982

Sytner Sheffield Limited	264809

Sytner Group Limited	2883766

Cruickshank Motors Limited	1837492

Graypaul Motors Limited	3079284

Sytner Finance Limited	2400953

Guy Salmon Highgate Limited	3547864

Sytner London Limited	2383590

Sytner of Leicester Limited	792661

Sytner Coventry Limited	1979805

Ascot Garage Co.Limited	582473

F.W. Mays & Co. Limited	926676